SCHEDULE A TO THE CUSTODIAN CONTRACT

                                   SCHEDULE A
                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                             ADVISERS MANAGERS TRUST

     The  following   foreign  banking   institutions  and  foreign   securities
depositories have been approved by the boards of trustees of the above mentioned trust as sub-custodians for the securities and other assets:

Citibank, N.A.  (Caja de Valores) (Argentina)

Westpac Banking Corp. (Austraclear/RITS) (Australia)

GiroCredit Bank Aktiengesellschaft der Sparkassen (OEKB) (Austria)

Generale Bank (C.I.K., Banque Nationale de Belgique) (Belgium)

Citibank, N.A. (BOVESPA, CETIP, SELIC) (Brazil)

State Street Canada Trust Company (CDS) (Canada)

Citibank, N.A. (Chile)

The Hong Kong and Shanghai Banking Corporation Limited (SSCCRC, SSCC) (China)

Cititrust Colombia S.A. Sociedad Fiduciaria (Colombia)

Ceskoslovenska Obchodni Banka A.S. (SCP, Czech National Bank) (Czech Republic)

Den Danske Bank (VP) (Denmark)

Merita Bank Limited (CSD) (Finland)

Banque Paribas (SICOVAM, Banque de France) (France)

Dresdner Bank AG (Kassenverein) (Germany)

National Bank of Greece S.A. (Apothetirion Titlon A.E., Bank of Greece) (Greece)

Standard Chartered Bank, Hong Kong (CCASS, CMU) (Hong Kong)

Citibank Budapest Rt. (KELER, Ltd) (Hungary)

Deutsche Bank AG, The Hong Kong and Shanghai Banking Corporation Limited (India)


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Standard Chartered Bank (Indonesia)

Bank of Ireland (Central Bank of Ireland/GSO) (Ireland)

Bank Hapoalim B.M. (The Clearing House of the Tel Aviv Stock Exchange Bank of Israel) (Israel)

Banque Paribas (Monte Titoli S.p.A. Banca d'Italia) (Italy)

Sumitomo Trust & Banking Company, Limited, The Fuji Bank, Ltd. (JASDEC, Bank of Japan) (Japan)

Standard Chartered Bank Malaysia Berhad (MCD, SSTS) (Malaysia)

Citibank Mexico, S.A. (INDEVAL) (Mexico)

Banque Comeriale du Maroc (Morocco)

MeesPierson N.V. (NECIGEF, De Nederlandshce Bank, N.V.) (The Netherlands)

ANZ Banking Group (NZ) Ltd. (NZCSD) (New Zealand)

Christiani Bank og Kreditkasse (VPS) (Norway)

Deutsche Bank AG (Pakistan)

Citibank, N.A. (CAVALI) (Peru)

Standard Chartered Bank (PCD, BES, ROSS) (the Philippines)

Citibank Poland, S.A. (The National Depository of Securities, National Bank of Poland) (Poland)

Banco Comercial Portuguese (Central de Valores Mobiliarios) (Portugal)

Seoulbank (KSD) (Republic of Korea)

Credit Suisse First Boston/Credit Suisse First Boston Limited (Russia)

The Development Bank of Singapore, Ltd. (CDP) (Singapore)

Ceskoslovenska Obchodna Banka, A.S. (SCP, National Bank of Slovakia) (Slovak Republic)

Standard Bank of South Africa Limited (The Central Depository Limited) (South Africa)

Banco Santander, S.A. (SCLV, Banco de Espana) (Spain)


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Skandinaviska Enskilda Banken (VPC) (Sweden)

Union Bank of Switzerland (SEGA) (Switzerland)

Central Trust of China (TSCD) (Taiwan)

Standard Chartered Bank, Bangkok (TSD) (Thailand)

Citibank, N.A. (TAKASBANK, Central Bank of Turkey) (Turkey)

State Street Bank and Trust Co. and State Street London Limited (CGO, CMO, ESO) (United Kingdom)

Citibank, N.A. (Venezuela)

The Euroclear System

Cedel Bank societe anonyme and INTERSETTLE



NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

ADVISERS MANAGERS TRUST



Name:
      --------------------------------
      Michael J. Weiner


Date:



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